UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 12, 2010
CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
CSC HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 27-0726696

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 803-2300
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6

Item 1.01	Entry into a Material Definitive Agreement.
     Cablevision Systems Corporation (“Cablevision”) has entered into two registration rights agreements with Dolan family interests, which are described below and which replace the two previously existing registration rights agreements between Cablevision and Dolan family interests.
     On January 13, 2010, Cablevision entered into a registration rights agreement (the “Dolan Registration Rights Agreement”), with Charles F. Dolan, the Chairman of Cablevision, and all other holders of Cablevision NY Group Class B Common Stock (other than the Charles F. Dolan Children Trusts referred to below), the Dolan Children’s Foundation and the Dolan Family Foundation. Under this agreement, Cablevision will provide the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Cablevision NY Group Class B Common Stock owned by these parties) with certain demand and piggyback registration rights with respect to their shares of Cablevision NY Group Class A Common Stock (including those issued upon conversion of shares of Cablevision NY Group Class B Common Stock). The Dolan Parties own approximately 32.5 million shares of Cablevision NY Group Class B Common Stock (the “Dolan Shares”), which represent approximately 59.8% of the outstanding Cablevision NY Group Class B Common Stock as well as approximately 3.4 million shares of Cablevision NY Group Class A Common Stock, which represent approximately 1.4% of the outstanding Cablevision NY Group Class A Common Stock. Such shares of Cablevision NY Group Class B Common Stock and Cablevision NY Group Class A Common Stock, collectively, represent approximately 11.9% of Cablevision’s outstanding common stock and 41.5% of the aggregate voting power of Cablevision’s outstanding common stock.
     Also on January 13, 2010, the Charles F. Dolan Children Trusts (the “Children Trusts”) and Cablevision entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, Cablevision will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Cablevision NY Group Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Cablevision NY Group Class A Common Stock (including those issued upon conversion of shares of Cablevision NY Group Class B Common Stock). The Children Trusts own approximately 21.9 million shares of Cablevision NY Group Class B Common Stock (the “Children Trust Shares”), which represent approximately 40.2% of the outstanding Cablevision NY Group Class B Common Stock, as well as approximately 1.1 million shares of Cablevision NY Group Class A Common Stock, which represent approximately 0.4% of the outstanding Cablevision NY Group Class A Common Stock. Such shares of Cablevision NY Group Class B Common Stock and Cablevision NY Group Class A Common Stock, collectively, represent approximately 7.6% of Cablevision’s common stock and 27.8% of the aggregate voting power of Cablevision’s outstanding common stock.
     In the Children Trusts Registration Rights Agreement, each Children Trust will agree that in the case of any sale or disposition of its shares of Cablevision’s NY Group Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Cablevision NY Group Class B Common Stock are transferred, such stock will be converted to Cablevision NY Group Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to the Dolan Shares.
     The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement are included as exhibits to this Form 8-K and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements as so filed.

Item 8.01	Other Events
Distribution of Madison Square Garden, Inc.
     On January 12, 2010, the Board of Directors of Cablevision approved the distribution of all of the common stock of Madison Square Garden, Inc. (“MSG”), a company which owns the sports, entertainment and media businesses previously owned and operated by the MSG segment of Cablevision, to the stockholders of Cablevision (the “Distribution”). The Distribution will take the form of a distribution by Cablevision of one share of MSG Class A Common Stock for every four shares of Cablevision NY Group Class A Common Stock held of record at the close of business in New York City on January 25, 2010 (the “Record Date”) and one share of MSG Class B Common Stock for every four shares of Cablevision NY Group Class B Common Stock held of record on the Record Date. The Distribution will become effective and the new shares will be distributed on February 9, 2010.
     On January 12, 2010, the Board of Directors of CSC Holdings, LLC (“CSC Holdings”) authorized the distribution to Cablevision Systems Corporation (“Cablevision”), its sole member, of all of the common stock of MSG. This transaction will take place prior to the Distribution by Cablevision.
     MSG has filed with the Securities and Exchange Commission a registration statement on Form 10 that contains information about MSG and the Distribution. Prior to the Distribution, Cablevision will distribute to its stockholders copies of an Information Statement relating to MSG that is part of the Form 10 filing.
Management Arrangements
     As discussed in Cablevision’s Form 8-K, filed on December 24, 2009, Mr. James L. Dolan will be the Executive Chairman of MSG and will devote a portion of his business time to that role. He will retain his position as Cablevision’s President and Chief Executive Officer and will devote most of his business time to that role.
     Hank J. Ratner will be the President and Chief Executive Officer of MSG. It is expected that he will devote a majority of his time to that role but will also retain his position as Cablevision’s Vice Chairman and will devote a portion of his time to that role.

     The following directors of Cablevision will also become directors of MSG in connection with the Distribution: Charles F. Dolan, James L. Dolan, Thomas C. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Brad Dorsogna, Brian G. Sweeney and Vincent Tese.
Agreements with Madison Square Garden, Inc.
     Following the Distribution, MSG will be a public company and Cablevision will have no continuing common stock ownership interest in MSG. For purposes of governing the ongoing relationships between Cablevision and MSG after the Distribution and to provide for an orderly transition, Cablevision and MSG have entered, or will enter, into the agreements described below prior to the Distribution.
     Certain of the agreements summarized below are included as exhibits to this Form 8-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as so filed.
Distribution Agreement
     Cablevision and MSG have entered into the Distribution Agreement. Under the Distribution Agreement, Cablevision provides MSG with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) Cablevision’s businesses (other than businesses of MSG), (ii) certain identified claims or proceedings, (iii) any breach by Cablevision of its obligations under the Distribution Agreement; (iv) any untrue statement or omission in the Form 10 registration statement or the information statement that is part of the Form 10 relating to Cablevision and its subsidiaries; and (v) indemnification obligations MSG may have to the National Basketball Association (“NBA”) or the National Hockey League (“NHL”) that result from acts or omissions of Cablevision. MSG provides Cablevision with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) MSG’s businesses, (ii) any breach by MSG of its obligations under the Distribution Agreement; and (iii) any untrue statement or omission in the Form 10 registration statement or the information statement that is part of the Form 10 other than any such statement or omission relating to Cablevision and its subsidiaries.
     In the Distribution Agreement, MSG releases Cablevision from any claims it might have arising out of:
•	the management of the businesses and affairs of Madison Square Garden on or prior to the Distribution;
•	the terms of the Distribution, MSG’s amended and restated certificate of incorporation, MSG’s by-laws and the other agreements entered into in connection with the Distribution; and
•	any decisions that have been made, or actions taken, relating to MSG or the Distribution.

     The Distribution Agreement also provides that Cablevision will have the sole and absolute discretion to determine whether to proceed with the Distribution, including the form, structure and terms of any transactions to effect the Distribution and the timing of and satisfaction of conditions to the consummation of the Distribution.
     The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.
Transition Services Agreement
     Cablevision and MSG have entered into a Transition Services Agreement under which, in exchange for the fees specified in such agreement, Cablevision agrees to provide transition services with regard to such areas as tax, information technology, insurance and employee recruiting, compensation and benefits. MSG will agree to provide transition services to Cablevision with regard to those information technology systems that MSG and Cablevision may share. Cablevision and MSG, as parties receiving services under the agreement, have agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement will agree to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement.
Tax Disaffiliation Agreement
     Cablevision and MSG have entered into a Tax Disaffiliation Agreement that governs their respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters. References in this summary description of the Tax Disaffiliation Agreement to the terms “tax” or “taxes” mean taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes.
     MSG and its eligible subsidiaries currently join with Cablevision in the filing of a consolidated return for U.S. federal income tax purposes and also join with Cablevision in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, MSG generally will not join with Cablevision in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.
     Under the Tax Disaffiliation Agreement, except for certain New York City income taxes, Cablevision will be responsible for all of MSG’s federal, state, local and other applicable income taxes for any taxable period or portion of such period ending on or before the date of the Distribution.

     MSG will be responsible for all other taxes (including certain New York City income taxes) for all taxable periods ending on or before the date of the Distribution, and all taxes that are attributable to MSG or one of its subsidiaries after the date of the Distribution. Notwithstanding the Tax Disaffiliation Agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the United States federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods in which MSG has been included in Cablevision’s consolidated group, MSG could be liable to the United States government for any United States federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, MSG would generally be entitled to be indemnified by Cablevision for tax liabilities allocated to Cablevision under the Tax Disaffiliation Agreement. MSG will be responsible for filing all tax returns for any period ending after the date of the Distribution that include MSG or one of its subsidiaries other than any consolidated, combined or unitary income tax return for periods after such date (if any) that includes MSG or one of its subsidiaries, on the one hand, and Cablevision or one of its subsidiaries (other than MSG or any of its subsidiaries), on the other hand. MSG also will be responsible for filing, for all periods, all returns related to certain New York City income taxes that include MSG or one of its subsidiaries. Where possible, MSG has waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the date of the Distribution, however, if MSG cannot waive the right, MSG would be entitled to receive the resulting refund or credit, net of any taxes incurred by Cablevision with respect to the refund or credit.
     Generally, MSG will have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which MSG is responsible for filing a return under the Tax Disaffiliation Agreement, and Cablevision will have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which Cablevision is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party will have the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between Cablevision and MSG with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.
     Finally, the Tax Disaffiliation Agreement provides that none of Cablevision, MSG or any of their respective subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to Cablevision and to its stockholders under Section 355 of the Code, or would otherwise cause holders of Cablevision stock receiving MSG stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, Cablevision and MSG may not engage in certain activities that may jeopardize the tax-free treatment of the Distribution to Cablevision and its stockholders, unless, in the case of MSG, MSG receives Cablevision’s consent or otherwise obtains a ruling from the IRS or a legal opinion, in either case reasonably satisfactory to Cablevision, that the activity will not alter the tax-free status of the Distribution to Cablevision and its stockholders.
     Moreover, MSG must indemnify Cablevision and its subsidiaries, officers and directors for any taxes, resulting from action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above). Cablevision must indemnify MSG and its subsidiaries, officers and directors for any taxes resulting from action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).
Employee Matters Agreement
     Cablevision and MSG have entered into an Employee Matters Agreement that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters. In general, MSG employees currently participate in various Cablevision retirement, health and welfare, and other employee benefit plans. After the Distribution, it is anticipated that MSG employees will generally participate in similar plans and arrangements established and maintained by MSG; however, MSG shall continue to be a participating company in certain Cablevision employee benefit plans during a transition period. Effective as of the date of the Distribution, MSG and Cablevision will each hold responsibility for their respective employees and compensation plans.
Other
     In connection with the Distribution, Cablevision will also enter into a number of commercial and technical arrangements and agreements with MSG. These will include arrangements for MSG’s use of equipment, offices and other premises, lease of transponders, provision of technical and transport services and vendor services, lease of titles in film and other libraries, access to technology, affiliation agreements with MSG programming services and for Cablevision’s sponsorship of MSG and its professional sports teams.
Treatment of Outstanding Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards
     Cablevision has issued options to purchase, and stock appreciation rights in respect of, its Cablevision NY Group Class A Common Stock. In connection with the Distribution, each Cablevision option will become two options: one will be an option to acquire Cablevision NY Group Class A Common Stock and one an option to acquire MSG Class A Common Stock. Similarly, each right will become a right with respect to Cablevision NY Group Class A Common Stock and a right with respect to MSG Class A Common Stock. The existing exercise price will be allocated between the existing Cablevision options/rights and the new MSG options/rights based upon the ten-day weighted average prices of the Cablevision NY Group Class A Common Stock and the MSG Class A Common Stock immediately following the Distribution, and the underlying share amount will take into account the 1:4 distribution ratio in the Distribution. The Cablevision options/rights and the new MSG options/rights will not be exercisable during a period beginning on a date prior to the Distribution determined by Cablevision in its sole discretion, and continuing until the exercise prices of the Cablevision options/rights and the new MSG options/rights are determined after the Distribution, or such longer period as Cablevision or MSG determine is necessary. Other than the split of the Cablevision options and rights and the allocation of the existing exercise price, there will be no additional adjustment to the existing Cablevision options and rights in connection with the Distribution and the terms of each employee’s applicable Cablevision award agreement will continue to govern the Cablevision options and rights.
     Cablevision has issued restricted stock to its employees which vests according to a vesting schedule that was established when the shares were issued. In connection with the Distribution each holder of a Cablevision restricted share will receive one share of MSG Class A Common Stock in respect of each four Cablevision restricted shares. These MSG shares will be subject to the same conditions and restrictions as the Cablevision restricted shares in respect of which they are issued. Following the Distribution, if a holder of Cablevision restricted stock forfeits such restricted stock and therefore forfeits the MSG accompanying shares, Cablevision will return the restricted MSG shares to MSG.
     Cablevision has issued restricted stock units to its non-employee directors which represent unfunded, unsecured rights to receive shares of Cablevision NY Group Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Such restricted stock units were fully vested on the date of grant. In connection with the Distribution, each holder of a restricted stock unit will receive one share of MSG Class A Common Stock in respect of each four Cablevision restricted stock units owned on the record date and continue to be entitled to a share of Cablevision NY Group Class A Common Stock (or cash or other property) in accordance with the award agreement. Cablevision has issued to its non-employee directors options to purchase its Cablevision NY Group Class A Common Stock, and such options are fully vested. In connection with the Distribution, each Cablevision option will become two options: one will be an option to acquire Cablevision NY Group Class A Common Stock and one an option to acquire MSG Class A Common Stock. The allocation of exercise price between the existing non-employee director Cablevision options and MSG’s new non-employee director options and the number of shares subject to those new options will be determined in the same manner as described above.
     In 2008 and 2009, Cablevision granted three-year performance awards under Cablevision’s 2006 CIP. The performance objectives in each employee’s applicable award agreement are required to be adjusted to reflect the exclusion of the MSG business from the business of Cablevision.
     Deferred compensation awards granted by Cablevision pursuant to Cablevision’s Long-Term Incentive Plan (which was superseded by Cablevision’s Cash Incentive Plan in 2006) will be unaffected by the Distribution.
     With respect to outstanding long-term cash and equity awards, Cablevision and MSG will not be regarded as competitive entities of each other for purposes of any non-compete provisions contained in the applicable award agreements. With respect to all outstanding Cablevision awards (and MSG options and stock appreciation rights issued in connection with such awards) holders of such awards will continue to vest in them so long as they remain employed by Cablevision, MSG or affiliates of either entity, provided that an employee who moves between Cablevision or one of its subsidiaries, on the one hand, and MSG or one of its subsidiaries, on the other hand, at a time when the two entities are no longer affiliates will not continue to vest in the awards and such change will constitute a termination of employment for purposes of the award agreement. Notwithstanding the foregoing, Messrs. James L. Dolan and Hank J. Ratner will continue to vest in their outstanding Cablevision awards (as well as in MSG stock options and stock appreciation rights issued upon the Distribution with respect to such outstanding Cablevision awards) based solely on their continued service with Cablevision and not in respect of their continued service with MSG and its subsidiaries.
     Cablevision will be responsible for any payments associated with any annual, long-term cash or deferred compensation award granted by Cablevision to Mr. James L. Dolan or Mr. Hank J. Ratner that is outstanding as of the Distribution.

Item 9.01	Financial Statements and Exhibits
     (d)
     99.1 Distribution Agreement between Cablevision Systems Corporation and Madison Square Garden, Inc.
     99.2 Transition Services Agreement between Cablevision Systems Corporation and Madison Square Garden, Inc.
     99.3 Tax Disaffiliation Agreement between Cablevision Systems Corporation and Madison Square Garden, Inc.
     99.4 Employee Matters Agreement between Cablevision Systems Corporation and Madison Square Garden, Inc.
     99.5 Registration Rights Agreement between Cablevision Systems Corporation and The Charles F. Dolan Children Trusts.
     99.6 Registration Rights Agreement between Cablevision Systems Corporation and Charles F. Dolan and certain Dolan Family Affiliates.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Michael P. Huseby
	Name:	Michael P. Huseby
	Title:	Executive Vice President and Chief Financial Officer

Dated: January 15, 2010
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, LLC (Registrant)
	By:	/s/ Michael P. Huseby
		Name:	Michael P. Huseby
Dated: January 15, 2010		Title:	Executive Vice President and Chief Financial Officer